l:\secfiles\10-Q\3rdqtr94\exhib11.doc 4

GENERAL MOTORS CORPORATION                                         EXHIBIT 11
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                        Quarter Ended
                                                     September 30, 1994
                                                -----------------------------
                                                  $1-2/3
                                                Par Value   Class E   Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                -----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)

Net income attributable to stocks                  $378.1   $117.3     $56.6
Dividends on preference stocks                       72.1        -         -
                                                    -----    -----      ----
Earnings attributable to common stocks              306.0    117.3      56.6
Dividends on common stocks                          150.6     31.4      18.5
                                                    -----    -----      ----
Undistributed earnings                              155.4     85.9      38.1
Adjustments
  Change in earnings attributable to each
    class of common stock related to the
    assumed exercise of stock options *              (1.3)       -       1.3
  Dividends on assumed common stock
    transactions                                     (0.9)       -      (0.4)
                                                    -----    -----      ----
Adjusted earnings attributable to
  common stocks                                    $153.2    $85.9     $39.0
                                                    =====    =====      ====

Weighted average shares outstanding
  (in millions)                                     752.7    261.2      92.7
Adjustment
  Assumed exercise of dilutive stock options *        4.5        -       2.1
                                                    -----    -----      ----
Adjusted weighted average shares outstanding        757.2    261.2      94.8
                                                    =====    =====      ====

Per Share Data
Earnings per share attributable to
  undistributed earnings on common stocks           $0.20    $0.33     $0.41
Dividends                                            0.20     0.12      0.20
                                                     ----     ----      ----
Earnings per share attributable
  to common stocks                                  $0.40    $0.45     $0.61
                                                     ====     ====      ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

GENERAL MOTORS CORPORATION
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                         Quarter Ended
                                                      September 30, 1993
                                                -----------------------------
                                                  $1-2/3
                                                Par Value   Class E   Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                -----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)

Net income (loss) attributable to stocks          ($260.2)   $98.4     $48.9
Dividends on preference stocks                       86.8        -         -
                                                    -----     ----      ----
Earnings (Loss) attributable to common stocks      (347.0)    98.4      48.9
Dividends on common stocks                          141.9     25.0      15.7
                                                    -----     ----      ----
Undistributed earnings (loss)                      (488.9)    73.4      33.2
Adjustments
  Change in earnings attributable to each
    class of common stock related to the
    assumed share transactions *                     (2.5)     1.0       1.5
  Dividends on assumed common stock
    transactions                                     (0.9)    (0.2)     (0.5)
                                                    -----     ----      ----
Adjusted earnings (loss) attributable to
  common stocks                                   ($492.3)   $74.2     $34.2
                                                    =====     ====      ====

Weighted average shares outstanding
  (in millions)                                     709.6    246.6      87.4
Adjustments
  Shares issued on assumed conversion of
    preference stocks *                                 -      2.4         -
  Assumed exercise of dilutive stock options *        4.3      0.1       2.7
                                                    -----    -----      ----
Adjusted weighted average shares outstanding        713.9    249.1      90.1
                                                    =====    =====      ====

Per Share Data
Earnings (Loss) per share attributable to
  undistributed earnings (loss) on common stocks   ($0.69)   $0.30     $0.38
Dividends                                            0.20     0.10      0.18
                                                     ----     ----      ----
Earnings (Loss) per share attributable to
  common stocks                                    ($0.49)   $0.40     $0.56
                                                     ====     ====      ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed conversion of preference stocks and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

GENERAL MOTORS CORPORATION
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                      Nine Months Ended
                                                      September 30, 1994
                                                ----------------------------
                                                  $1-2/3
                                                Par Value   Class E  Class H
                                                  Common     Common   Common
                                                  Stock      Stock    Stock
                                                ----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)
Net income attributable to stocks (before
  cumulative effect of accounting change)        $3,582.0   $315.9   $188.7
Dividends on preference stocks                      248.6        -        -
                                                  -------    -----    -----
Earnings attributable to common stocks            3,333.4    315.9    188.7
Dividends on common stocks                          442.0     93.5     55.0
                                                  -------    -----    -----
Undistributed earnings                            2,891.4    222.4    133.7
Adjustments
  Add-back dividends on assumed conversion
    of preference stock                              32.4        -       -
  Change in earnings attributable to each
    class of common stock related to the
    assumed exercise of stock options *              (4.3)       -      4.3
  Dividends on assumed common stock transactions    (10.0)       -     (1.2)
                                                  -------    -----    -----
Adjusted earnings attributable to
  common stocks                                  $2,909.5   $222.4   $136.8
                                                  =======    =====    =====
Weighted average shares outstanding
  (in millions)                                     737.1    259.7     91.7
Adjustments
  Shares issued on assumed conversion
    of preference stock                              11.0        -       -
  Assumed exercise of dilutive stock options *        5.7        -      2.1
                                                    -----    -----     ----
Adjusted weighted average shares outstanding        753.8    259.7     93.8
                                                    =====    =====     ====
Per Share Data
Earnings per share attributable to
  undistributed earnings on common
  stocks (before cumulative effect of
  accounting change)                                $3.86    $0.86    $1.46
Cumulative effect of accounting change at
  January 1, 1994                                   (1.05)       -    (0.08)
Dividends                                            0.60     0.36     0.60
                                                     ----     ----     ----
Earnings per share attributable
  to common stocks                                  $3.41    $1.22    $1.98
                                                     ====     ====     ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

GENERAL MOTORS CORPORATION
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                      Nine Months Ended
                                                      September 30, 1993
                                                -----------------------------
                                                  $1-2/3
                                                Par Value   Class E   Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                -----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)

Net income attributable to stocks                  $885.9   $260.2    $143.3
Dividends on preferred and preference stocks        270.0        -         -
                                                    -----    -----     -----
Earnings attributable to common stocks              615.9    260.2     143.3
Dividends on common stocks                          425.0     72.1      48.5
                                                    -----    -----     -----
Undistributed earnings                              190.9    188.1      94.8
Adjustments
  Add-back dividends on assumed conversion
    of preference stocks                              4.6        -         -
  Change in earnings attributable to each
    class of common stock related to the
    assumed share transactions *                    (13.6)    10.2       3.4
  Dividends on assumed common stock transactions     (1.3)    (2.8)     (1.2)
                                                    -----    -----     -----
Adjusted earnings attributable to
  common stocks                                    $180.6   $195.5     $97.0
                                                    =====    =====     =====

Weighted average shares outstanding
  (in millions)                                     708.3    239.4      88.5
Adjustments
  Shares issued on assumed conversion of
    preference stocks *                                 -      9.3         -
  Assumed repurchase of common stock subject
    to put options                                      -        -       0.3
  Assumed exercise of dilutive stock options *        2.2      0.1       1.8
                                                    -----    -----      ----
Adjusted weighted average shares outstanding        710.5    248.8      90.6
                                                    =====    =====      ====

Per Share Data
Earnings per share attributable to
  undistributed earnings on common stocks           $0.25    $0.79     $1.07
Dividends                                            0.60     0.30      0.54
                                                     ----     ----      ----
Earnings per share attributable to common stocks    $0.85    $1.09     $1.61
                                                     ====     ====      ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed conversion of preference stocks and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.